SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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                               Asarco Incorporated
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                (Name of Registrant as Specified in Its Charter)


                            Phelps Dodge Corporation
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notes:

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FOR IMMEDIATE RELEASE

Contacts:
---------
Investors                                     Media
Phelps Dodge                                  Phelps Dodge
Thomas M. Foster                              Susan M. Suver
(602) 234-8139                                (602) 234-8003
Gregory W. Stevens
(602) 234-8166

Arthur Schmidt & Associates, Inc.             Sard Verbinnen & Co
Martin Zausner/Alan Weinstein/Joan Harper     George Sard/Paul Caminiti/
(212) 953-5555                                 Debbie Miller
                                              (212) 687-8080


                    PHELPS DODGE RECEIVES ANTITRUST CLEARANCE
                  FOR OFFERS TO ACQUIRE ASARCO AND CYPRUS AMAX
                -----------------------------------------------

         PHOENIX, AZ, September 24, 1999 -- Phelps Dodge Corporation (NYSE: PD) announced today that the Antitrust Division of the United States Department of Justice has granted Phelps Dodge early termination of the waiting period under the Hart-Scott-Rodino Act for its offers to acquire Asarco Incorporated (NYSE:
AR) and Cyprus Amax Minerals Company (NYSE: CYM).

      "We are very pleased to have received antitrust clearance, with no divestitures required, on such a timely basis," said Douglas C. Yearley, Chairman and Chief Executive Officer of Phelps Dodge. "If the Boards of Cyprus Amax and Asarco will now cooperate, this removes any remaining uncertainty that Phelps Dodge will be able to complete our offers immediately following our October 13 shareholder meeting."

      Phelps Dodge is offering to acquire all shares of Asarco for $9.00 in cash and 0.2880 Phelps Dodge shares per Asarco share, and to acquire all shares of Cyprus Amax for $6.89 in cash and 0.2203 Phelps Dodge shares per Cyprus Amax share, on a fully prorated basis. The offers provide approximately 40% premiums to the shareholders of Asarco and Cyprus Amax, based on the unaffected stock prices of all three companies.

      Phelps Dodge is also soliciting proxies from Asarco and Cyprus Amax stockholders to vote against the proposed two-way merger of Asarco and Cyprus Amax. Asarco and Cyprus Amax have set shareholder meetings for September 30, 1999 to vote on their proposed merger. Phelps

                                     -more-
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Dodge has set a special  meeting  of its  shareholders  on October  13,  1999 to approve the issuance of shares in the offers to acquire Asarco and Cyprus Amax.

         Phelps Dodge Corporation is among the world's largest producers of copper. The company also is one of the world's largest producers of carbon black, one of the world's largest manufacturers of magnet wire, and has operations and investments in mines and wire and cable manufacturing facilities around the world. Phelps Dodge has operations in 28 countries.

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